Exhibit 99.3

Subject:	Tektronix To Join Forces with Danaher Corporation
From:	Rick Wills, Tektronix President and CEO

Today, we announced Tektronix signed a definitive agreement to become a part of Danaher Corporation. Danaher is a multi-billion dollar corporation with business segments that include: Professional Instrumentation (including Electronic Test), Medical Technologies, Industrial Technologies, and Tools and Components. Tektronix will become part of the Electronic Test platform, and will operate as a stand-alone operating company, much as it does today.

I am very excited about this agreement and believe that this new relationship will accelerate our journey from being a very good company to an even better company. By joining forces with Danaher, we will be able to leverage each other’s strengths to make us an even stronger force in the market. Our solid market position, commitment to innovation and global distribution system will enhance Danaher’s strong leadership presence in the global test and measurement market. Our customers will benefit from the focused distribution channel that Fluke offers at the low end, our expertise at the high end, and our combined commitment to expanding our global reach, particularly in India and China. In addition, Danaher’s proven business management toolset will allow us to continuously improve productivity and will accelerate our ability to achieve greater leverage in our business model. As you know, this is a key focus area in FY08. Finally, this will further enable us to deliver on our commitment to provide our customers with the leadership products and global solutions to help them meet their technology and business needs.

I’ve spent a great deal of time considering all of the options for the future of the company. Tektronix will be a great fit with Danaher for a number of reasons. First and foremost, we share the same values. Danaher has a customer focused approach, a commitment to profitable growth, and a strong belief that the best team wins. We know that we have some of the best teams in the industry (YOU!) because we have been winning market share and the latest numbers prove it. In addition, Tektronix employees will be part of a much bigger company that has a proven track record for growth. Together, we should be able to offer expanded opportunities for employee training and development as well as the potential for career opportunities in other T&M product lines.

As you can imagine, there will be a lot of activity in the coming days and weeks as we work to close the deal and become part of the Danaher family. I know you will have a lot of questions and we will work very hard to ensure that we communicate everything we can as soon as we can. We have a series of meetings planned today and tomorrow in Beaverton and Richardson, where US-based employees can attend or call into the meetings (details below). If you are in an international location, your manager will be in touch with you soon, and we also have a number of site visits planned in many of the regional locations over the next few weeks. Rich McBee will represent me in Europe starting this week, and John Major will be traveling to China. I am planning several trips to Asia, including China, in the coming weeks. In many locations, a senior Danaher executive will also attend. Additionally, we have set up a link on TekWeb where you can submit any questions you might have on this topic. We will be monitoring your questions and will do our best to supply timely answers through your managers as we move through this process.

You can also access TekWeb to find out a little more about why I think this acquisition is such a great strategic fit for Tektronix.

Due to space limitations, please attend the meeting time and place assigned to your office building. Also, there is a limit to the number of dial-in callers that we can handle, so please attend in person if you are on campus.

IMPORTANT INFORMATION

This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Tektronix, Inc. (“Tektronix”) common stock described in this document has not commenced. At the time the expected tender offer is commenced, Danaher Corporation and Raven Acquisition Corp. expect to file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Tektronix expects to file a solicitation/recommendation statement with respect to the tender offer. Investors and Tektronix shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement prior to making any decisions with respect to the tender offer because they will contain important information, including the terms and conditions of the tender offer. When available, the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all shareholders of Tektronix at no expense to them. These documents will also be available at no charge at the SEC’s website at www.sec.gov.

* * * * *

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the closing of the tender offer or the merger set forth in the merger agreement will not be satisfied; obtaining regulatory approvals if required for the transaction; changes in Tektronix’s business during the period between now and the closing; and other risks described from time to time in Tektronix’s SEC periodic reports and filings. Tektronix assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Subject:	Tektronix To Join Forces with Danaher Corporation
From:	Rick Wills, Tektronix President and CEO

Today, we announced Tektronix signed a definitive agreement to become a part of Danaher Corporation. Danaher is a multi-billion dollar corporation with business segments that include: Professional Instrumentation (including Electronic Test), Medical Technologies, Industrial Technologies, and Tools and Components. Tektronix will become part of the Electronics Test platform.

Within Electronics Test are two very successful and familiar units, Fluke and Fluke Networks. Tektronix will operate as a fairly autonomous business, much as we do today and as Fluke has operated during the past ten years as part of Danaher.

I am very excited about this agreement and believe that this new relationship will accelerate our journey from being a very good company to an even better company. By joining forces with Danaher, we will be able to leverage each other’s strengths to make us an even stronger force in the market. Our solid market position, commitment to innovation and global distribution system will enhance Danaher’s strong leadership presence in the global test and measurement market. Our customers will benefit from the focused distribution channel that Fluke offers at the low end, our expertise at the high end, and our combined commitment to expanding our global reach, particularly in India and China. In addition, Danaher’s proven business management toolset will allow us to continuously improve productivity and will accelerate our ability to achieve greater leverage in our business model. As you know, this is a key focus area in FY08. Finally, this will further enable us to deliver on our commitment to provide our customers with the leadership products and global solutions to help them meet their technology and business needs.

I’ve spent a great deal of time considering all of the options for the future of the company. Tektronix will be a great fit with Danaher for a number of reasons. First and foremost, we share the same values. Danaher has a customer focused approach, a commitment to profitable growth, and a strong belief that the best team wins. We know that we have some of the best teams in the industry (YOU!) because we have been winning market share and the latest numbers prove it. In addition, Tektronix employees will be part of a much bigger company that has a proven track record for growth. Together, we should be able to offer expanded opportunities for employee training and development as well as the potential for career opportunities in other T&M product lines.

As you can imagine, there will be a lot of activity in the coming days and weeks as we work to close the deal and become part of the Danaher family. I know you will have a lot of questions and we will work very hard to ensure that we communicate everything we can as soon as we can. We have a series of meetings planned today and tomorrow in Beaverton and Richardson, where US-based employees can attend or call into the meetings (details below). If you are in an international location, your manager will be in touch with you soon, and we also have a number of site visits planned in many of the regional locations over the next few weeks. Rich McBee will represent me in Europe starting this week, and John Major will be traveling to China. I am planning several trips to Asia, including China, in the coming weeks. In many locations, a senior Danaher executive will also attend. Additionally, we have set up a link on TekWeb where you can submit any questions you might have on this topic. We will be monitoring your questions and will do our best to supply timely answers through your managers as we move through this process.

You can also access TekWeb to find out a little more about why I think this acquisition is such a great strategic fit for Tektronix.

Due to space limitations, please attend the meeting time and place assigned to your office building. Also, there is a limit to the number of dial-in callers that we can handle, so please attend in person if you are on campus.

IMPORTANT INFORMATION

This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Tektronix, Inc. (“Tektronix”) common stock described in this document has not commenced. At the time the expected tender offer is commenced, Danaher Corporation and Raven Acquisition Corp. expect to file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Tektronix expects to file a solicitation/recommendation statement with respect to the tender offer. Investors and Tektronix shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement prior to making any decisions with respect to the tender offer because they will contain important information, including the terms and conditions of the tender offer. When available, the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available to all shareholders of Tektronix at no expense to them. These documents will also be available at no charge at the SEC’s website at www.sec.gov.

* * * * *

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the closing of the tender offer or the merger set forth in the merger agreement will not be satisfied; obtaining regulatory approvals if required for the transaction; changes in Tektronix’s business during the period between now and the closing; and other risks described from time to time in Tektronix’s SEC periodic reports and filings. Tektronix assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.